                                  EXHIBIT 11.1

                            DUPONT PHOTOMASKS, INC.

                         EARNINGS PER SHARE COMPUTATION
                (Dollars in thousands, except per share amounts
                                  (unaudited)

                                                            Nine Months Ended
                                                             March 31, 2000
                                                          ---------------------
                                                            Basic     Diluted
                                                          ---------- ----------
Weighted average shares outstanding...................... 15,493,481 15,493,481
Dilutive effect of stock performance plans...............        --     649,855
                                                          ---------- ----------
                                                          15,493,481 16,143,336
                                                          ========== ==========
Net income............................................... $   18,001 $   18,001
Earnings per share....................................... $     1.16 $     1.12

                                                            Nine Months Ended
                                                             March 31, 1999
                                                          ---------------------
                                                            Basic     Diluted
                                                          ---------- ----------
Weighted average shares outstanding...................... 15,293,067 15,293,067
Dilutive effect of stock performance plans...............        --     440,950
                                                          ---------- ----------
                                                          15,293,067 15,734,017
                                                          ========== ==========
Net income............................................... $   10,862 $   10,862
Earnings per share....................................... $     0.71 $     0.69

                                                             Year Ended June
                                                                30, 1999
                                                          ---------------------
                                                            Basic     Diluted
                                                          ---------- ----------
Weighted average shares outstanding...................... 15,299,339 15,299,339
Dilutive effect of stock performance plans...............        --     480,842
                                                          ---------- ----------
                                                          15,299,339 15,780,181
                                                          ========== ==========
Net income............................................... $   17,270 $   17,270
Earnings per share....................................... $     1.13 $     1.09

                                                             Year Ended June
                                                                30, 1998
                                                          ---------------------
                                                            Basic     Diluted
                                                          ---------- ----------
Weighted average shares outstanding...................... 15,179,596 15,179,596
Dilutive effect of stock performance plans...............        --     432,638
                                                          ---------- ----------
                                                          15,179,596 15,612,234
                                                          ========== ==========
Net income............................................... $   33,532 $   33,532
Earnings per share....................................... $     2.21 $     2.15

                                                             Year Ended June
                                                                30, 1997
                                                          ---------------------
                                                            Basic     Diluted
                                                          ---------- ----------
Weighted average shares outstanding...................... 15,100,521 15,100,521
Dilutive effect of stock performance plans...............        --     419,718
                                                          ---------- ----------
                                                          15,100,521 15,520,239
                                                          ========== ==========
Net income............................................... $   59,004 $   59,004
Earnings per share....................................... $     3.91 $     3.80

                                                             YEAR ENDED JUNE
                                                                30, 1996
                                                          ---------------------
                                                            BASIC     DILUTED
                                                          ---------- ----------
Weighted average shares outstanding...................... 10,727,000 10,727,000
Dilutive effect of stock performance plans...............        --      16,000
                                                          ---------- ----------
                                                          10,727,000 10,743,000
                                                          ========== ==========
Net income............................................... $   26,904 $   26,904
Earnings per share....................................... $     2.51 $     2.50

                                                             YEAR ENDED JUNE
                                                                30, 1995
                                                          ---------------------
                                                            BASIC     DILUTED
                                                          ---------- ----------
Weighted average shares outstanding...................... 10,500,000 10,500,000
Dilutive effect of stock performance plans...............        --         --
                                                          ---------- ----------
                                                          10,500,000 10,500,000
                                                          ========== ==========
Net income............................................... $    4,119 $    4,119
Earnings per share....................................... $     0.39 $     0.39

   At June 30, 1999, we had outstanding anti-dilutive commitments under our stock performance plans covering 97,650 shares.